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                                                                   Exhibit 10.51


                         LOAN AND STOCK PLEDGE AGREEMENT

            THIS LOAN AND STOCK PLEDGE AGREEMENT (this "Agreement") is made and entered into as of the 20th day of June, 2001, by and among Bionutrics, Inc., a Nevada corporation ("Borrower"), Ropart Investments, LLC, Xiagen Ltd., William McCormick, Ronald H. Lane and Fred Rentschler (collectively, "Lenders"), and William McCormick, as agent for Lenders ("Agent").

                                    RECITALS

            A. Borrower has requested, and Lenders have jointly and severally agreed that Lenders make a multiple advance loan to Borrower in an amount not to exceed Five Hundred Thousand Dollars ($500,000.00) (the "Loan").

            B. Lenders have requested, and Agent has agreed, that Agent act as their agent for purposes of administering the Loan and holding the collateral for the Loan.

                                    AGREEMENT

            NOW, THEREFORE, in consideration of the premises and of the mutual covenants set forth in this Agreement, the parties hereby agree as follows:

            1. LOAN. Lenders hereby jointly and severally agree to make the Loan to Borrower. Borrower shall execute the Multiple Advance Non-Revolving Note, of even date herewith, in the maximum principal amount of Five Hundred Thousand Dollars ($500,000.00) in favor of Agent, for the ratable benefit of Lenders (the "Note").

            2. AGENT.

                  (a) APPOINTMENT OF AGENT. Lenders hereby irrevocably designate and appoint Agent as the agent of Lenders for purposes of administering the Loan and holding any collateral for the Loan. Lenders irrevocably authorize Agent to take such action on their behalf with respect to the Loan and any collateral for the Loan and to exercise such powers and perform such duties as are reasonably incidental thereto.

                  (b) EXCULPATORY PROVISIONS. Agent shall not have (i) any duties or responsibilities, except those expressly set forth herein or in the Note, or (ii) any fiduciary relationship with any of Lenders. No implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement, the Note or the other Loan Documents (as defined in the Note) or otherwise exist against Agent. Agent shall not be (i) liable to Lenders for any action lawfully taken or not taken by it under or in connection with the Loan, or (ii) responsible in any manner to any of Lenders for (x) any recitals, statements, representations or warranties made by Borrower under or in connection with the Loan Documents, (y) the value,
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validity, effectiveness, genuineness, enforceability or sufficiency of the Note, this Agreement or any other Loan Document, or (z) any failure of Borrower to perform its obligations hereunder or thereunder.

                  (c) SUCCESSOR AGENT. Agent may resign upon thirty (30) days' prior written notice to Borrower and Lenders. If Agent resigns as Agent, then Lenders during such thirty (30) day period shall appoint a successor agent, the selection of which they shall unanimously agree upon. Such successor agent shall succeed to the rights, powers and duties of Agent and the term "Agent" shall mean such successor agent, effective upon its appointment. The former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent, Borrower or Lenders. Notwithstanding anything herein to the contrary, so long as no Event of Default (as defined in the Note) shall have occurred and be continuing, the appointment of each successor Agent shall be subject to the prior approval by Borrower.

            3. PLEDGE OF STOCK. Borrower hereby pledges to Agent, for the ratable benefit of Lenders, and grants to Agent, for the ratable benefit of Lenders, a security interest in, all right, title and interest (legal and equitable) of Borrower in one hundred (100) shares of common stock, par value $.01 per share, of InCon Technologies, Inc., a Delaware corporation, represented by stock certificate No. 1 in the name of Nutrition Technology Corporation, a wholly-owned subsidiary of Borrower (the "Pledged Shares") and all cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect or in exchange for any or all of the Pledged Shares (collectively, the "Pledged Collateral").

            4. SECURITY FOR OBLIGATIONS. This Agreement secures, and the Pledged Collateral is security for, the full, complete and timely payment, performance and discharge of Borrower's obligations under the Note, this Agreement and the Loan Documents.

            5. DELIVERY OF PLEDGED COLLATERAL. Borrower shall deliver to Agent all certificates representing or evidencing the Pledged Shares and such certificates shall be accompanied by duly executed instruments of transfer or assignment in blank, in form and content substantially similar to Exhibit A as attached hereto.

            6. JOINT AND SEVERAL OBLIGATIONS; RIGHT OF CONTRIBUTION. It is the intention of Lenders that the advances under the Loan to Borrower shall be made on a pro rata basis by each of Lenders providing its pro rata share of the requested advance to Agent to be disbursed by Agent to Borrower. Notwithstanding the foregoing, the obligations of Lenders to make the Loan to Borrower are joint and several obligations of each of Lenders. If one or more Lenders fail to make such advances according to the terms of the Note, this Agreement or any of the other Loan Documents (each a "Non-Performing Lender"), Agent shall inform the other Lenders of the failure of such Non-Performing Lender to make the advance required of such Non-Performing Lender. Upon receipt of such notice, the other Lenders (each, a "Performing Lender") shall immediately advance to Agent the amounts that otherwise would


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have been advanced by such Non-Performing Lender. Each Performing Lender shall seek and request contribution from the Non-Performing Lender for any amounts that such Performing Lender advanced to Borrower that otherwise would have been advanced by such Non-Performing Lender. Each Lender agrees that if it is a Non-Performing Lender, such Non-Performing Lender shall immediately reimburse each Performing Lender for any amounts that such Performing Lender advanced to Borrower that otherwise would have been advanced by such Non-Performing Lender.

            7. BORROWER'S REPRESENTATIONS. Borrower hereby represents and warrants to Lenders as follows:

                  (a) Borrower has good and marketable title to the Pledged Collateral, free and clear of all security interests, liens, claims, charges and encumbrances of any kind or nature whatsoever, subject to the restrictions on sale imposed by federal securities law;

                  (b) There is no restriction upon the right of Borrower to transfer the Pledged Collateral to Agent in accordance with this Agreement and the execution, delivery and performance by Borrower of the Note, this Agreement or any of the other Loan Documents will not (i) violate, conflict with, result in a breach of, or constitute a default under any agreement or instrument to which Borrower is a party or by which Borrower is bound, (ii) result in the creation or imposition of any lien, charge or encumbrance upon the Pledged Collateral, except as to the lien created in favor of Lenders by this Agreement, or (iii) violate any judgment, decree, order or award of any court, governmental body or arbitrator, or any applicable law, rule or regulation; and

                  (c) This Agreement has been duly and validly authorized, executed and delivered by Borrower and constitutes the legal and valid binding obligation of Borrower, enforceable against Borrower in accordance with its terms.

            8. BORROWER'S COVENANTS. Borrower covenants and agrees that until Borrower's obligations under the Note, this Agreement or any of the other Loan Documents have been fully paid and performed, Borrower shall not transfer, assign or make or suffer to be made any pledge, hypothecation, mortgage, lien, charge, option or encumbrance of any kind on or affecting the Pledged Collateral, other than the lien and security interest created by this Agreement in favor of Lenders.

            9. VOTING RIGHTS. Borrower hereby irrevocably grants, constitutes and appoints Agent as Borrower's proxy with respect to the Pledged Collateral, with full power, in the same manner, to the same extent, and with the same effect as if Borrower was to do the same, to do all things which Borrower can or could do as a shareholder of InCon Technologies, Inc.; provided, however, that this proxy shall not be exercisable by Agent and Borrower alone shall have the foregoing powers, so long as there is no Event of Default under this Agreement. If any Event of Default occurs, all rights to vote the Pledged Collateral shall immediately and


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automatically pass to Agent. Borrower hereby specifically agrees that the proxy granted hereunder is coupled with an interest and shall be and remain irrevocable until this Agreement is terminated as provided in this Agreement.

            10. REMEDIES.

                  (a) Upon the occurrence of an Event of Default, Agent shall take such action, or refrain from taking such action, with respect to such Event of Default as Agent shall deem advisable and in the best interests of each of Lenders. In accordance with the foregoing, Agent shall be entitled to assert or enforce any and all rights and remedies available at law or equity, including, without limitation, all rights and remedies of a secured party under the Uniform Commercial Code in effect in Arizona at that time. Agent may proceed with such rights or remedies simultaneously or consecutively, and the choice of one or more rights or remedies shall not be construed as a waiver or election barring any other rights or remedies, all of which rights and remedies will, to the fullest extent permitted by law, be cumulative. Borrower agrees that in the event notice is necessary under applicable law, any notice delivered to Borrower in the manner specified in Section 13 hereof shall constitute reasonable notice.

                  (b) In the event of any public or private sale or other disposition, Agent and Lenders are hereby relieved from any liability or claim for inadequacy of price, provided that the sale is conducted in a commercially reasonable manner. At any public sale or other disposition (and at any private sale, as permitted by applicable law), any one of Lenders may purchase the whole or any part of the Pledged Collateral or any interest therein being sold. If any sale or other disposition is made on credit, the Pledged Collateral so sold, or disposed of may be retained by Agent as security until the selling price is paid by the purchaser(s) without any liability on the part of Agent or Lenders in the event of failure of the purchaser(s) to take up and pay for the Pledged Collateral sold and with the right of Agent to resell the Pledged Collateral in the event of a default by the purchaser(s). Agent shall give Borrower written notice, pursuant to Section 13 hereof, at least ten (10) days prior to any sale or other disposition of the Pledged Collateral, or any part thereof, pursuant to this Section 10.

                  (c) In the event of any sale of the Pledged Collateral or any part thereof, pursuant to this Section 10, Agent shall apply the net proceeds of the sale in the following order of priority: (i) first, to the payment of all costs, expenses, fees and charges, including reasonable attorneys' fees and legal expenses, incurred by Agent in connection with the collection, sale, delivery or preservation of the Pledged Collateral on account of the occurrence of an Event of Default, all of which costs, expenses, fees and charges shall be deemed to be part of the obligations secured by the Pledged Collateral; (ii) second, to the obligations under the terms of the Note, this Agreement and any other Loan Document; and (iii) finally, any surplus shall be paid to Borrower.


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            11. INDULGENCES, WAIVERS AND AMENDMENTS. Neither the failure nor the delay of any party hereto to exercise any right, remedy, power or privilege under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver. No amendment, modification, change, termination, waiver, release or discharge hereof and hereunder shall be effective unless evidenced by an instrument in writing and signed by the party against whom enforcement is sought.

            12. TERMINATION; RELEASE OF PLEDGED COLLATERAL. This Agreement and the lien and security interest granted hereby shall terminate upon the earlier of (a) the full and complete payment and performance by Borrower of all of its obligations under the Note, this Agreement and any other Loan Document; (b) the written agreement of Borrower and Lenders; or (c) the public or private sale or other disposition of all the Pledged Collateral by Agent pursuant to Section 11 hereof. When Borrower's obligations under the Note, this Agreement and the other Loan Documents have been fully and completely paid and performed, Agent shall immediately deliver to Borrower a release of its interest in the Pledged Collateral.

            13. NOTICES. Any notice or other communication with respect to this Agreement shall: (a) be in writing; (b) be effective on the day of hand-delivery thereof to the party to whom directed, one day following the day of deposit thereof with delivery charges prepaid with a national overnight delivery service, or two days following the day of deposit thereof with postage prepaid with the United States Postal Service, by regular first class, certified or registered mail; (c) if directed to Agent, be addressed to Agent at the address of Agent first set forth above or to such other address as Agent shall have specified by like notice; (d) if directed to Borrower, be addressed to Borrower at the address for Borrower set forth below Borrower's name, or to such other address as Borrower shall have specified by like notice; and (e) if directed to one of Lenders, be addressed to Lender at the address for that Lender set forth below Lender's name, or to such other address as Lender shall have specified by like notice.

            14. GOVERNING LAW. This Agreement shall be governed by and construed and interpreted in accordance with laws of the State of Arizona, notwithstanding any Arizona or other conflict-of-laws provision to the contrary.

            15. JURISDICTION AND VENUE. Borrower, Agent and Lenders hereby expressly agree that in the event any actions or other legal proceedings are initiated by or against Borrower, Agent or Lenders involving any alleged breach or failure by any party to pay, perform or observe any sums, obligations or covenants to be paid, performed or observed by it under the Note, this Agreement or the other Loan Documents, or involving any other claims or allegations arising out of the transactions evidenced or contemplated by the Note, this Agreement


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or the other Loan Documents, regardless of whether such actions or proceedings shall be for damages, specific performance or declaratory relief or otherwise, such actions shall be brought in Maricopa County, Arizona, and Borrower, Agent and Lenders hereby submit to the jurisdiction of the State of Arizona for such purposes and agrees that the venue of such actions or proceedings shall properly lie in Maricopa County, Arizona.

            16. COLLECTION COSTS AND EXPENSES. Borrower agrees to pay all costs of collection, including, without limitation, attorneys' fees, whether or not suit is filed, and all costs of suit and preparation for suit (whether at trial or appellate level), in the event any payment of principal, interest or other amount under the Loan is not paid when due, or in the event it becomes necessary to protect the Pledged Collateral, or to exercise any other right or remedy under the Note, this Agreement or in the Loan Documents, or in the event Agent or Lenders are made parties to any litigation because of the existence of the Note, this Agreement or the other Loan Documents or if at any time Lenders should incur any attorneys' fees in any proceeding under any federal bankruptcy law (or any similar state or federal law) in connection with the Note, this Agreement or the other Loan Documents. In the event of any court proceeding, attorneys' fees shall be set by the court and not by the jury and shall be included in any judgment obtained by Agent or Lenders, as applicable.

            17. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding between the parties hereto with respect to pledging the Pledged Collateral, and supersedes all other prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to pledging the Pledged Collateral. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

            18. INCONSISTENCIES; CONFLICTS. In the event of any conflict or inconsistency between the terms of the Note, this Agreement and any of the other Loan Documents, the provisions of this Agreement shall govern and control to the extent necessary to resolve such conflict or inconsistency.

            19. PROVISIONS SEVERABLE. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part. Further, if a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable as written, the court may interpret, construe, rewrite or revise such provision, to the fullest extent allowed by law, so as to make it valid and enforceable consistent with the intent of the parties.

            20. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original as against any party whose signature appears thereon, and all of which will together constitute one and the same instrument.


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            IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

                                    "BORROWER"

                                    BIONUTRICS, INC., a Nevada corporation

                                    By:   /s/Ronald H. Lane
                                          --------------------------------
                                    Name:  Ronald H. Lane
                                    Title: President

                                    Address of Borrower:
                                    2425 East Camelback Road, Suite 650
                                    Phoenix, Arizona  85016
                                    Attention:
                                              ---------------------------


                                    "LENDERS"


                                    /s/William McCormick
                                    --------------------------------
                                    Name: William McCormick, as a Lender


                                    Address of William McCormick:
                                    c/o Inverness
                                    660 Steamboat Road
                                    Greenwich, CT  06830


                                    /s/William McCormick
                                    --------------------------------
                                    Name:  Xiagen Ltd.      , as a Lender


                                    Address of Xiagen Ltd.:
                                    c/o Inverness
                                    660 Steamboat Road
                                    Greenwich, CT  06830


                                    /s/Robert B. Goergen
                                    --------------------------------
                                    Name:  Ropart Investments, LLC, as a Lender

                                    Address of Ropart Investments LLC:


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                                    One East Weaver Street
                                    Greenwich, CT  06831


                                    /s/Frederick B. Rentschler
                                    --------------------------------
                                    Name:  Frederick B. Rentscher, as a Lender


                                    Address of Frederick B. Rentschler:
                                    P.O. Box 4710
                                    Cave Creek, AZ  85327


                                    /s/ Ronald H. Lane
                                    Name:  Ronald H. Lane       , as a Lender


                                    Address of Ronald H. Lane
                                    2425 E. Camelback Road, #650
                                    Phoenix, AZ  85016



                                     "AGENT"


                                    /s/ William McCormick
                                    --------------------------------
                                    Name: William McCormick        , as Agent


                                    Address of William McCormick:
                                    c/o Inverness
                                    660 Steamboat Road
                                    Greenwich, CT  06830


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                                    EXHIBIT A

                      ASSIGNMENT SEPARATE FROM CERTIFICATE

            FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer to _________________________________ _______________________ (100)
shares of common stock of InCon Technologies, a Delaware corporation (the "Corporation"), represented by stock certificates No. 1 in the name of Nutrition Technology Corporation on the books of the Corporation.

            The undersigned does hereby irrevocably constitute and appoint ________________________ as its attorney-in-fact to transfer said stock on the books of the Corporation with full power of substitution in the premises.
            Dated as of June 20, 2001.

                                    BIONUTRICS, INC., a Nevada corporation


                                    By:  /s/ Ronald H. Lane
                                         _________________________________
                                    Name: Ronald H. Lane
                                    Title: President